Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S‐8 of our report dated May 11, 2023, relating to the financial statements of Better Holdco, Inc., appearing in the Registration Statement No. 333-258423 on Form S-4 of Better Home & Finance Holding Company (formerly, Aurora Acquisitions Corp.) filed on July 27, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY
November 15, 2023